UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 17, 2014

ORBITZ WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-33599	20-5337455
(Commission File Number)	(I.R.S. Employer Identification No.)

500 W. Madison Street, Suite 1000, Chicago, Illinois	60661
(Address of Principal Executive Offices)	(Zip Code)
(312) 894-5000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 17, 2014, the Board of Directors (the “Board”) of Orbitz Worldwide, Inc. (the “Company”) amended and restated the Company’s Amended and Restated By-laws, as amended (the “By-laws”), effective immediately. The By-laws include the following amendments:

Article II, Section 5 of the existing By-laws has been amended to update the advance notice and related procedural and disclosure requirements by which a stockholder may propose business in connection with an annual meeting of stockholders (the “Proposing Person”). The amendments require the Proposing Person to provide information regarding the Proposing Person, the Proposing Person’s ownership of securities in the Company (including ownership of derivative securities), the proposed business and related information. Additionally, the Proposing Person must update or supplement its notice, if necessary, prior to the annual meeting and the Proposing Person (or a qualified representative) must appear at the annual meeting in order for such business to be conducted.

Article II, Section 6 of the existing By-laws has been amended to update the notice and related procedural and disclosure requirements by which a stockholder may nominate a director for election to the Board at an annual or special meeting of stockholders (the “Nominating Person”). The amendments require the Nominating Person to provide information regarding the Nominating Person, the Nominating Person’s ownership of securities in the Company (including ownership of derivative securities) and information regarding each candidate whom a Nominating Person proposes to nominate for election as a director. Additionally, the Nominating Person must update or supplement its notice, if necessary, prior to the stockholder meeting and the Nominating Person (or a qualified representative) must appear at such meeting.

A new Article II, Section 7 has been added to the By-laws to provide additional requirements for the valid nomination of a candidate for director. The new section requires that a candidate provide (i) certain background information and (ii) a representation regarding voting or compensation arrangements and compliance with the Company’s policies and guidelines. The amendment also requires that any proposed candidate furnish such other information as may be reasonably requested by the Board to determine the independence of the candidate in accordance with the Company’s Corporate Governance Guidelines.

Article II, Section 14 (formerly Section 13) has been amended to provide that the Board may determine an additional record date for stockholders entitled to vote at any meeting of the Company, which date shall be fixed by the Board and may be separate and apart from the record date determining the stockholders of record entitled to receive notice of such meeting.

Article IV, Section 6 has been deleted in its entirety and all references to the office of President have been removed or modified.

A new Article VIII has been added to the By-laws to provide that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, if the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) will be the sole and exclusive forum for the following actions: (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders; (iii) any action arising pursuant to any provision of the Delaware General Corporation Law or the Company’s certificate of incorporation or by-laws (as either may be amended from time to time); and (iv) any action asserting a claim against the Company governed by the internal affairs doctrine.

The By-laws also include certain technical, conforming, modernizing and clarifying changes. The foregoing description is qualified in its entirety by the By-laws which are attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

3.2	Amended and Restated By-laws of Orbitz Worldwide, Inc. adopted on September 17, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBITZ WORLDWIDE, INC.
Dated: September 23, 2014	By:	/s/ James F. Rogers
		Name:	James F. Rogers
		Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.2	Amended and Restated By-laws of Orbitz Worldwide, Inc. adopted on September 17, 2014.